Exhibit 99.1

News Release

Contacts:

Stephen W. Ensign

Chairman, President and CEO

New Hampshire Thrift Bancshares, Inc.

(603) 863-0886

FOR IMMEDIATE RELEASE

June 20, 2007

NEW HAMPSHIRE THRIFT BANCSHARES, INC. ANNOUNCES STOCK

REPURCHASE PROGRAM

Newport, NH, June 20, 2007 — New Hampshire Thrift Bancshares, Inc. (Nasdaq: NHTB) (“New Hampshire Thrift Bancshares”) today announced that its Board of Directors has authorized a stock repurchase plan pursuant to which New Hampshire Thrift Bancshares may repurchase up to 5.0%, or 253,776 shares, of its common stock outstanding as of June 14, 2007, as a means to enhance long-term shareholder value. The repurchases will be made in the open market at prevailing market prices or in privately negotiated transactions in accordance with all applicable securities laws and regulations. Such repurchases will be made from time to time, subject to market conditions, at the discretion of New Hampshire Thrift Bancshares management.

New Hampshire Thrift Bancshares is the parent company of Lake Sunapee Bank, fsb, a federally-chartered stock savings bank providing a wide range of banking and financial services through twenty-four offices strategically located in Grafton, Hillsborough, Sullivan and Merrimack Counties, New Hampshire, and in Addison and Rutland Counties, Vermont.

Statements included in this press release, which are not historical or current facts, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. New Hampshire Thrift Bancshares wishes to caution readers not to place undue reliance on such forward-looking statements, which speak only as of the date made. These statements are based on the current beliefs and expectations of management, and are subject to certain risks and uncertainties. New Hampshire Thrift Bancshares disclaims any obligation to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements, or to reflect the occurrence of anticipated or unanticipated events or circumstances.